701 North Haven Ave., Suite 350
Ontario, CA 91764
(909) 980-4030

Press Release
For Immediate Release

Contact:  Christopher D. Myers
     President and CEO
     (909) 980-4030

CVB Financial Corp. Reports Record Results for 2006

Ontario, CA, January 18, 2007-CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank (“the Company”), announced record results for the year ended December 31, 2006. This included record loans, record assets and record earnings.

Net Income

CVB Financial Corp. reported net income of $71.9 million for the year ended December 31, 2006. This represents an increase of $1.3 million, or 1.83%, when compared with net earnings of $70.6 million for the year ended December 31, 2005. Diluted earnings per share were $0.85 for the year ended December 31, 2006. This was up $0.02, or 2.41%, from diluted earnings per share of $0.83 for the same period last year. These per share amounts have been adjusted to reflect a 10% stock dividend declared in December of 2006.

Net income for the year ended December 31, 2006 produced a return on beginning equity of 20.97%, a return on average equity of 19.75% and a return on average assets of 1.25%. The efficiency ratio for the year was 48.04%, and operating expenses as a percentage of average assets were 1.66%.

The Company reported net income of $16.3 million for the fourth quarter ending December 31, 2006. This represented a decrease of $0.9 million, or 5.11%, when compared with the $17.2 million in net income reported for the fourth quarter of 2005. Diluted earnings per share were $0.19 for the fourth quarter of 2006. This was down $0.01, or 5.26%, from diluted earnings per share of $0.20 for the fourth quarter of 2005.

Net income for the fourth quarter of 2006 produced a return on beginning equity of 16.88%, a return on average equity of 16.36% and a return on average assets of 1.07%. The efficiency ratio for the fourth quarter was 52.83%, and operating costs as a percentage of average assets were 1.67%.

Net Interest Income and Net Interest Margin

Net interest income after provision for credit losses totaled $166.2 million for the year ended December 31, 2006. This represents a decrease of $3.3 million, or 1.96%, over the net interest income of $169.5 million for the same period of 2005. This decrease resulted from a $69.7 million increase in interest income, offset by a $70.0 million increase in interest expense and a $3.0 million increase in provision for credit losses. The increases in interest income were primarily due to the growth in average earning assets and the increase in interest rates. The increases in interest expense were due to the increases in interest-bearing deposits and borrowed funds and the increase in interest rates.

Net interest income after provision for credit losses totaled $39.6 million for the fourth quarter of 2006. This represented a decrease of $4.8 million, or 10.76%, over the net interest income of $44.4 million for the fourth quarter of 2005. These decreases resulted from a $16.2 million increase in interest income, offset by a $20.3 million increase in interest expense and $600,000 increase in provision for credit losses.

Net interest margin (tax equivalent) declined from 3.86% for the year ended December 31, 2005 to 3.31% for the year ended December 31, 2006. Total average earning asset yields increased from 5.57% for 2005 to 6.05% for 2006. The cost of funds increased from 1.72% for 2005 to 2.76% for 2006. The decline in net interest margin is due to the cost of interest-bearing liabilities rising faster than the increase in yields on earning assets. This decline in net interest margin has been mitigated by the strong growth in the balance sheet. In addition, the Company has approximately $1.36 billion, or 40.02%, of its deposits in interest free demand deposits.

Net interest margin (tax equivalent) for the fourth quarter of 2006 was 3.03%. This represents a decline of 79 basis points when compared to the 3.82% for the fourth quarter of 2005. Average earning asset yields for the fourth quarter of 2006 were 6.12%, compared with asset yields of 5.77% for the fourth quarter of 2005. The cost of funds for the fourth quarter of 2006 was 3.13% compared with 1.98% for the same period last year.

The credit quality of the loan portfolio continues to be strong. The allowance for credit losses increased from $23.2 million as of December 31, 2005 to $27.7 million as of December 31, 2006. During 2006, the Company experienced net recoveries of $1.5 million and made a provision for credit losses of $3.0 million. During 2005, the Company had net charge-offs of $46,000 and $756,000 was added to the allowance from the acquisition of Granite State Bank. The allowance for credit losses was 0.90% and 0.87% of the total loans and leases outstanding as of December 31, 2006 and 2005, respectively.

Balance Sheet

The Company reported total assets of $6.09 billion at December 31, 2006. This represented an increase of $671.3 million, or 12.38%, over total assets of $5.42 billion on December 31, 2005. Earning assets totaling $5.70 billion were up $621.0 million, or 12.22%, when compared with earning assets of $5.08 billion at December 31, 2005. Total deposits were $3.41 billion at December 31, 2006. This represents a decrease of $17.2 million, or 0.50%, when compared with total deposits of $3.42 billion at December 31, 2005. Gross loans and leases totaled $3.07 billion at December 31, 2006. This represents an increase of $406.3 million, or 15.25%, when compared with gross loans and leases of $2.66 billion at December 31, 2005.

Investment Securities

Investment securities totaled $2.58 billion at December 31, 2006. This represents an increase of $213.0 million, or 8.99%, when compared with $2.37 billion in investment securities at December 31, 2005.

Financial Advisory Services

The Financial Advisory Services Group has over $3.1 billion in assets under administration. They provide trust, investment and brokerage related services, as well as financial, estate and business succession planning.

Loan and Lease Quality

CVB Financial Corp reported no non-performing assets as of December 31, 2006 and 2005. The allowance for loan and lease losses was $27.7 million as of December 31, 2006. This represents 0.90% of gross loans and leases. It compares with an allowance for loan and lease losses of $23.2 million, or 0.87% of gross loans and leases as of December 31, 2005. The increase was primarily due to a provision for credit losses of $3.0 million and recoveries of $1.7 million, offset by loan charge-offs of $200,000 during the twelve months of 2006.

Other Items in 2006

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California. It serves 33 cities with 39 business financial centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California. Its leasing division, Golden West Financial Services, provides vehicle leasing, equipment leasing and real estate loan services, with offices in Orange and Tulare counties.

U.S. Banker Magazine named Citizens Business Bank the “Top Business Bank” in the nation in their January 2007 issue. The Bank was also recognized for having the fifteenth highest return on equity in the nation at 20.88%.

For the fourth consecutive year, CVB Financial Corp. received the KBW Honor Roll award at the Annual Community Bank Investor Conference hosted by Keefe, Bruyette & Woods, Inc. in New York on August 1 — 2, 2006. The Company was also recognized as a SmAll-Star by Sandler O’Neill, and named on the FPK Honor Roll by Fox-Pitt, Kelton. Citizens Business Bank was awarded the Dividend Achiever by Mergent, Inc. This is a result of its outstanding record of ten or more consecutive years of dividend increases. CVB Financial Corp. has received this recognition for three consecutive years.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.

Safe Harbor

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from the projected. In addition, these forward-looking statements relate to the Company’s current expectations regarding future operating results. Such issues and uncertainties include impact of changes in interest rates, a decline in economic conditions and increased competition among financial services providers. For a discussion of other factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of CVB Financial Corp., including its Annual Report on Form 10-K for the year ended December 31, 2005, and particularly the discussion on risk factors within that document. The Company does not undertake any, and specifically, disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

_________________

CVB FINANCIAL CORP.
 CONSOLIDATED BALANCE SHEET
(unaudited)
dollars in thousands
                                                                              December 31,
                                                                 ----------------------------------------
                                                                        2006                  2005
                                                                 ------------------    ------------------
Assets:
Investment Securities available-for-sale                          $      2,582,902      $      2,369,892
Interest-bearing balances due from depository institutions                      --                 1,883
Investment in stock of Federal Home Loan Bank (FHLB)                        78,866                70,770
Loans and lease finance receivables                                      3,070,196             2,663,863
   Less allowance for credit losses                                        (27,737)              (23,204)
                                                                 ------------------    ------------------
   Net loans and lease finance receivables                               3,042,459             2,640,659
                                                                 ------------------    ------------------
         Total earning assets                                            5,704,227             5,083,204
Cash and due from banks                                                    146,411               130,141
Premises and equipment, net                                                 44,963                40,020
Intangibles                                                                 10,121                12,474
Goodwill                                                                    31,531                32,357
Cash value of life insurance                                                99,861                71,811
Other assets                                                                57,148                52,964
                                                                 ------------------    ------------------
     TOTAL                                                       $       6,094,262      $      5,422,971
                                                                 ==================    ==================

Liabilities and Stockholders' Equity
Liabilities:
   Deposits:
       Demand Deposits(noninterest-bearing)                       $      1,363,411      $      1,490,613
       Investment Checking                                                 318,431               298,067
       Savings/MMDA                                                        896,988               852,189
       Time Deposits                                                       827,978               783,177
                                                                 ------------------    ------------------
          Total Deposits                                                 3,406,808             3,424,046
  Demand Note to U.S. Treasury                                               7,245                 6,433
  Borrowings                                                             2,139,250             1,496,000
  Junior Subordinated Debentures                                           108,250                82,476
  Other liabilities                                                         43,370                71,139
                                                                 ------------------    ------------------
          Total Liabilities                                              5,704,923             5,080,094
Stockholders' equity:
   Stockholders' equity                                                    402,560               356,263
   Accumulated other comprehensive income
      (loss), net of tax                                                   (13,221)              (13,386)
                                                                 ------------------    ------------------
                                                                           389,339               342,877
                                                                 ------------------    ------------------
     TOTAL                                                        $      6,094,262      $      5,422,971
                                                                  ==================    ==================

CVB FINANCIAL CORP. CONSOLIDATED AVERAGE BALANCE SHEET (unaudited) dollars in thousands
	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Assets:
Investment securities available- for-sale	$2,615,263	$2,277,340	$2,511,935	$2,200,720
Interest-bearing balances due from depository institution	--	5,817	1,843	8,908
Investment in stock of Federal Home Loan Bank (FHLB)	77,439	70,272	74,368	64,144
Loans and lease finance receivables	2,966,099	2,482,190	2,811,782	2,277,304
Less allowance for credit losses	(27,041)	(24,031)	(25,202)	(23,851)

Net loans and lease finance receivables	2,939,058	2,458,159	2,786,580	2,253,453

Total earning assets	5,631,760	4,811,588	5,374,726	4,527,225
Cash and due from banks	126,432	130,346	127,186	124,988
Premises and equipment, net	44,657	40,127	43,196	38,155
Intangibles	10,351	12,703	11,228	11,621
Goodwill	31,531	28,735	31,601	26,508
Cash value of life insurance	99,213	71,473	80,760	70,470
Other assets	90,059	83,633	96,244	70,193

TOTAL	$6,034,003	$5,178,605	$5,764,941	$4,869,160

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,340,312	$1,412,029	$1,354,014	$1,382,966
Interest-bearing	2,192,130	1,840,994	2,161,075	1,680,136

Total Deposits	3,532,442	3,253,023	3,515,089	3,063,102
Other borrowings	1,947,692	1,442,294	1,720,400	1,347,156
Junior Subordinated Debentures	108,250	82,476	106,132	82,476
Other liabilities	50,391	51,586	59,292	38,067

Total Liabilities	5,638,775	4,829,379	5,400,913	4,530,801
Stockholders' equity:
Stockholders' equity	405,052	357,622	387,497	340,027
Accumulated other comprehensive income
(loss), net of tax	(9,824)	(8,396)	(23,469)	(1,668)

	395,228	349,226	364,028	338,359

TOTAL	$6,034,003	$5,178,605	$5,764,941	$4,869,160

CVB FINANCIAL CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (unaudited) dollar amounts in thousands, except per share
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2006	2005	2006	2005
Interest Income:
Loans, including fees	$51,935	$42,432	$194,704	$148,421
Investment securities:
Taxable	24,405	19,980	91,029	76,573
Tax-advantaged	6,982	5,205	26,545	19,078

Total investment income	31,387	25,185	117,574	95,651
Dividends from FHLB Stock	1,300	810	4,290	2,623
Federal funds sold	--	--	32	2
Interest-bearing CDs with other institutions	--	44	60	251

Total interest income	84,622	68,471	316,660	246,948
Interest Expense:
Deposits	18,783	10,060	67,180	28,908
Borrowings and junior subordinated debentures	25,602	13,991	80,284	48,528

Total interest expense	44,385	24,051	147,464	77,436

Net interest income before provision for credit losses	40,237	44,420	169,196	169,512
Provision for credit losses	600	--	3,000	--

Net interest income after
provision for credit losses	39,637	44,420	166,196	169,512
Other Operating Income:
Service charges on deposit accounts	3,247	3,481	13,080	13,251
Financial Advisory Services	1,918	1,723	7,385	6,652
Gain/(Loss) on sale of investment securities	(5)	--	1,057	(46)
Other-than-temporary impairment write-down	--	(2,270)	--	(2,270)
Other	3,407	2,339	11,736	9,918

Total other operating income	8,567	5,273	33,258	27,505
Other operating expenses:
Salaries and employee benefits	13,477	13,211	50,509	51,535
Occupancy	2,259	2,279	8,572	8,327
Equipment	1,748	1,995	7,025	7,578
Professional services	1,902	1,001	5,896	4,268
Amortization of intangible assets	588	588	2,353	2,061
Other	5,491	4,852	21,469	16,284

Total other operating expenses	25,465	23,926	95,824	90,053

Earnings before income taxes	22,739	25,767	103,630	106,964
Income taxes	6,445	8,593	31,724	36,346

Net earnings	$16,294	$17,174	$71,906	$70,618

Basic earnings per common share	$0.19	$0.20	$0.85	$0.84

Diluted earnings per common share	$0.19	$0.20	$0.85	$0.83

Cash dividends per common share	$0.085	$0.09	$0.355	$0.42

All per share information has been retroactively adjusted to reflect the 10% stock dividend declared on December 20, 2006.

CVB FINANCIAL CORP. AND SUBSIDIARIES SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Interest income - (Tax Effective)(te)	$86,964	$70,140	$325,410	$253,071
Interest Expense	44,385	24,051	147,464	77,436

Net Interest income - (te)	$42,579	$46,089	$177,946	$175,635

Return on average assets	1.07%	1.32%	1.25%	1.45%
Return on average equity	16.36%	19.51%	19.75%	20.87%
Efficiency ratio	52.83%	48.15%	48.04%	45.71%
Net interest margin (te)	3.03%	3.82%	3.31%	3.90%
Weighted average shares outstanding
Basic	84,262,599	84,052,084	84,154,212	84,139,254
Diluted	84,888,989	84,752,953	84,954,539	84,911,893
Dividends declared	$7,164	$6,877	$27,823	$27,090
Dividend payout ratio	43.97%	40.04%	38.69%	38.36%
Number of shares outstanding-EOP	84,281,722	84,073,227
Book value per share	$4.62	$4.08
	December 31,
	2006	2005

Non-performing Assets (dollar amount in thousands):
Non-accrual loans	$0	$0
Loans past due 90 days or more
and still accruing interest	--	--
Restructured loans	--	--
Other real estate owned (OREO), net	--	--

Total non-performing assets	$0	$0

Percentage of non-performing assets
to total loans outstanding and OREO	0.00%	0.00%
Percentage of non-performing
assets to total assets	0.00%	0.00%
Non-performing assets to
allowance for loan losses	0.00%	0.00%
Net Charge-off (Recovered) to Average loans	(0.05%)	(0.03%)
Allowance for Credit Losses:
Beginning Balance	$23,204	$22,494
Total Loans Charged-Off	(200)	(1,380)
Total Loans Recovered	1,733	1,334
Acquisition of Granite State Bank	0	756

Net Loans Recovery (Charged-Off)	1,533	710
Provision Charged to Operating Expense	3,000	--

Allowance for Credit Losses at End of period	$27,737	$23,204

CVB FINANCIAL CORP. AND SUBSIDIARIES SELECTED FINANCIAL HIGHLIGHTS (in thousands, except per share data (unaudited)
Quarterly Common Stock Price
	2006		2005		2004
Quarter End	High	Low	High	Low	High	Low
March 31,	$ 15.60	$ 14.71	$ 15.49	$ 12.80	$ 12.39	$ 11.00
June 30,	$ 15.59	$ 13.25	$ 14.63	$ 12.36	$ 12.77	$ 11.43
September 30,	$ 14.24	$ 12.83	$ 15.93	$ 13.12	$ 13.60	$ 11.75
December 31,	$ 14.13	$ 12.83	$ 15.20	$ 12.63	$ 16.25	$ 12.95
Quarterly Consolidated Statements of Earnings
		4Q 2006	3Q 2006	2Q 2006	1Q 2006	4Q 2005
Interest income
Loans, including fees		$51,935	$50,564	$47,913	$44,292	$42,432
Investment securities and federal funds sold		32,687	32,441	28,988	27,840	26,039

		84,622	83,005	76,901	72,132	68,471
Interest expense
Deposits		18,783	18,903	16,294	13,201	10,060
Other borrowings		25,602	22,130	17,446	15,106	13,991

		44,385	41,033	33,740	28,307	24,051
Net interest income before
provision for credit losses		40,237	41,972	43,161	43,825	44,420
Provision for credit losses		600	1,250	900	250	--

Net interest income after
provision for credit losses		39,637	40,722	42,261	43,575	44,420
Non-interest income		8,567	8,871	8,091	7,729	5,273
Non-interest expenses		25,465	22,630	24,259	23,470	23,926

Earnings before income taxes		22,739	26,963	26,093	27,834	25,767
Income taxes		6,445	8,508	7,176	9,594	8,593

Net earnings		$16,294	$18,455	$18,917	$18,240	$17,174

Basic earning per common share		$0.19	$0.22	$0.22	$0.22	$0.20
Diluted earnings per common share		$0.19	$0.22	$0.22	$0.22	$0.20
Cash dividends per common share		$0.085	$0.09	$0.09	$0.09	$0.09
Dividends Declared		$7,164	$6,891	$6,885	$6,883	$6,877

CVB FINANCIAL CORP. AND SUBSIDIARIES TOTAL LOANS AND LEASES (unaudited) (Amounts in thousands)
	2006		2006
Commercial and Industrial	$1,050,189	34.1%	$980,602	36.7%
Real Estate:
Construction	299,112	9.7%	270,436	10.1%
Mortgage	1,141,322	37.0%	877,481	32.8%
Consumer	54,125	1.8%	59,801	2.2%
Municipal lease finance receivables	126,393	4.1%	108,832	4.1%
Auto and equipment leases	51,420	1.7%	39,442	1.5%
Dairy and Livestock	358,259	11.6%	338,035	12.6%

Gross Loans	3,080,820	100.0%	2,674,629	100.0%
Less:
Allowance for credit losses	(27,737)		(23,204)
Deferred net loan fees	(10,624)		(10,766)

Net Loans	$3,042,459		$2,640,659

Financial Measures That Supplement GAAP

Our discussions sometimes contain financial information not required to be presented by generally accepted accounting principles (GAAP). We do this to better inform readers of our financial statements. The SEC requires us to present a reconciliation of GAAP presentation with non-GAAP presentation.

The following table reconciles the differences in net earnings with and without the settlement of robbery loss, other-than-temporary impairment write-down, and gain/(loss) on sale of securities in conformity with GAAP.

Net Earnings Reconciliation (non-GAAP disclosure):	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Net earnings without the settlement of robbery loss and gain/(loss) on sale of securities	$16,299	$18,685	$71,173	$70,430

Settlement of robbery loss, net of tax				1,717
Other-than-temporary impairment write-down, net of tax	--	(1,513)	--	(1,499)
Gain/(Loss) on Sale of Securities, net of tax	(5)	--	733	(30)

Reported net earnings	$16,294	$17,172	$71,906	$70,618

Settlement of robbery loss, net of tax				2,600
Other-than-temporary impairment write-down	--	(2,270)	--	(2,270)
Gain/(Loss) on Sale of Securities	(6)	--	1,057	(46)
Tax effect	1	757	(324)	(96)

Net of taxes	$(5)	$(1,513)	$733	$188

We have presented net earnings without the settlement of robbery loss, other-than-temporary impairment write-down, and gain/(loss) on sale of securities to show shareholders the earnings from operations unaffected by the impact of these items. We believe this presentation allows the reader to more easily assess the results of the Company's operations and business.